Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-3 of DDR Corp. of our report dated March 19, 2014, relating to the consolidated financial statements of Sonae Sierra Brazil BV Sarl as of December 31, 2013 and for the two years ended December 31, 2013 (which report expresses an unmodified opinion and includes an emphasis-of-matter paragraph relating to information on the nature and effect of differences in accounting practices in conformity with IFRS as issued by IASB and accounting principles generally accepted in United States of America, presented in Note 32 to the consolidated financial statements), appearing in Amendment No. 1 to the Annual Report on Form 10-K of DDR Corp. for the year ended December 31, 2014. We also consent to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

São Paulo, Brazil, June 18, 2015

/s/DELOITTE TOUCHE TOHMATSU

Auditores Independentes